INDEPENDENT AUDITOR'S CONSENT





Board of Directors
Crompton & Knowles Corporation


We consent to incorporation by reference in the Registration Statements (No.'s 33-21246, 33-42280 and 33-67600) on Form S-8 of Crompton & Knowles Corporation of our reports dated January 24, 1996, relating to the consolidated balance sheets of Crompton & Knowles Corporation and subsidiaries as of December 30, 1995 and December 31, 1994, and the related consolidated statements of earnings, stockholders' equity and cash flows and the related schedule for each of the fiscal years in the three-year period ended December 30, 1995, which reports appear or are incorporated by reference in the December 30, 1995 Annual Report on Form 10-K of Crompton & Knowles Corporation. We also consent to incorporation by reference in the Registration Statement (No. 33-21246) on Form S-8 of Crompton & Knowles Corporation of our report dated March 15, 1996 relating to the statements of financial condition of Crompton & Knowles Corporation Employee Stock Ownership Plan as of December 31, 1995 and 1994, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1995, as included in
Exhibit 29 of said Form 10-K.



                                                /s/ KPMG Peat Marwick LLP




Stamford, Connecticut
March 28, 1996